EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Phoenix International Ventures, Inc.

We hereby consent to the incorporation by reference in this registration statement on Form SB-2 of our report dated January 12, 2007, relating to the financial statements of Phoenix International Ventures, Inc. as of September 30, 2006 and the period from August 7, 2006 (inception) to September 30, 2006.

/s/ Stark Winter Schenkein & Co., LLP
Denver, Colorado
January 26, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Phoenix International Ventures, Inc.

We hereby consent to the incorporation by reference in this registration statement on Form SB-2 of our report dated January 3, 2007, relating to the financial statements of Phoenix Areospace, Inc. as of December 31, 2005 and the years ended December 31, 2005 and 2004.

/s/ Stark Winter Schenkein & Co., LLP
Denver, Colorado
January 26, 2007